Exhibit 10.1

23 July, 2021

Net1 Applied Technologies South Africa (Pty) Ltd,

3rd Floor, President Place

Corner Jan Smuts Avenue &

Bolton Road

Rosebank

Email:  alex.smith@net1.com

Attention: Mr Alex Smith, Chief Financial Officer

Dear Alex,

RE: AMENDEMENT TO THE SENIOR FACILITY E AGREEMENT (AS DEFINED BELOW)

1. We refer to:

1.1. the written agreement entitled Senior Facility E Agreement entered into by and between FirstRand Bank Limited (acting through its Rand Merchant Bank Division ) as the Original Facility E Lender ("The Lender"); Net1 Applied Technologies South Africa (Pty) Ltd, registration number 2002/031446/07, as Borrower ("the Borrower"); each guarantor listed in Schedule 1 thereto; and FirstRand Bank Limited (acting through its Rand Merchant Bank Division ) as the Facility Agent , dated on dated on or about 26 September, 2018 and amended on or about 4 September 2019 ("Facility E Agreement"); and

1.1. the written agreement entitled "Common Terms Agreement", dated on or about 21 July, 2017 (as amended and/or reinstated from time to time), between, amongst others, the Borrower (as borrower), the Original Senior Facility E Lender (as Lender) and the Facility Agent, as amended from time to time ("Common Terms Agreement").

2. Unless the context indicates a contrary intention, capitalised terms and expressions used in this letter of amendment ("Amendment") and not defined shall bear the meanings ascribed to them in Facility E Agreement.

3. The Lender hereby amends the Facility E Agreement by increasing the amount of the Available Commitment from R1,200,000,000 (one billion two hundred million Rand") to R1,400,000,000 (one billion four hundred million Rand), to the extent not cancelled, transferred or reduced under the Common Terms Agreement.

4. On and with effect from the date of signature of the last Party signing this Amendment doing so ("Signature Date"), any reference in a Finance Document to the "Senior Facility E Agreement" shall be a reference to that agreement as amended pursuant to this Amendment and as amended and restated from time to time.

5. Representations and Warranties

5.1. The Borrower makes the representations and warranties set out in this Clause to the Lender on the Signature Date:

5.1.1. It has the legal capacity and power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, this Amendment and the transactions contemplated by tis Amendment;

5.1.2. No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party;

5.1.3. The obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations;

5.1.4. Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

6. This Agreement is a Finance Document.

7. Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect without any amendment whatsoever.

8. The Facility E Agreement and this Amendment will, from the Signature Date, be read and construed as one document.

Yours sincerely

/s/ W Laurens

W Laurens

for: FIRSTRAND BANK LIMITED

/s/ M Amorim

Mark Amorim

for: FIRSTRAND BANK LIMITED

BY OUR SIGNATURES HERETO, WE HEREBY SIGNIFY OUR AGREEMENT TO THE AMENDMENTS SET OUT IN THIS AMENDMENT.

For and on behalf of:  Net1 Applied Technologies South Africa (Pty) Ltd (Reg. No. 2002/031446/07)

Alex M.R. Smith

Full name of duly authorised signatory                   Full name of duly authorised signatory

Director                     ________________________________

Capacity / Office                                                   Capacity / Office

/s/ Alex M.R. Smith

Signature (who warrants his/her authority)              Signature (who warrants his/her authority)